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Unique Fabricating, Inc. Receives NYSE American Low Selling Price Compliance Notice

Auburn Hills, MI – April 27, 2023 — Unique Fabricating, Inc. (NYSE American: UFAB), a leader in engineering and manufacturing multi-material foam, rubber, and plastic components utilized in noise, vibration, and harshness management and air/water sealing applications for the transportation, appliance, medical, and consumer/off-road markets, reported that on April 21, 2023, the Company received a notice letter (the “Notice”) from the NYSE Regulation Department (the “Staff”) of the New York Stock Exchange American (“NYSE American” or the "Exchange") notifying the Company that it was not in compliance with the continued listing standard set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”) because the Company’s common stock has a 30 trading-day average closing price of less than $0.20 per share of common stock. The Company is now subject to the procedures and requirements set forth in Section 1009 of the Company Guide.
In order to avoid delisting under Section 1009(c) of the Company Guide, the Company has 30 days from receipt of the Notice to submit a plan advising the Staff of definitive actions the Company has taken, or proposes to take, that would bring it into compliance with the continued listing standards on or before October 21, 2023 (the “Cure Period”). If the Staff accepts the plan, the Company’s common stock will continue to be listed and traded on the NYSE American during the Cure Period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the Staff for compliance with the plan. There is no assurance that the Company will be able to timely develop or submit a plan or that the Company will be able to implement any plan. The Exchange can take accelerated delisting action at any time if the Company’s common stock trades at levels viewed to be abnormally low.
The Exchange also informed the Company that the Company’s common stock at this time will continue to trade under the symbol “UFAB,” but will have an added designation of “.BC” to indicate that the Company is not currently in compliance with NYSE American continued listing standards.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer/off-road markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (“NVH”) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (“HVAC”), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about the proposed refinancing of the Company's existing senior secured credit facility. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, including that there is doubt as to the Company’s continuing as a going concern as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.